Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the proposed acquisition by Equillium, Inc. (“Equillium” or the “Company”) of Metacrine, Inc. (“Metacrine”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) executed on September 6, 2022 (“Metacrine Acquisition”).

The unaudited pro forma condensed combined balance sheet information as of June 30, 2022 is based upon and derived from the historical financial information of the Company and Metacrine and gives effect to the Metacrine Acquisition as if such acquisition had occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2021 and the six months ended June 30, 2022 are also based upon and derived from the historical financial information of the Company and Metacrine and give effect to the Metacrine Acquisition as if it occurred on January 1, 2021. In addition, the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2021 and the six months ended June 30, 2022 are also based upon and derived from the historical financial information of Bioniz, Inc. (“Bioniz”) which was acquired by the Company on February 14, 2022 and give effect to the Bioniz acquisition as if it occurred on January 1, 2021 (“Bioniz Acquisition” and together with the Metacrine Acquisition, the “Acquisitions”)

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

Equillium’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, as contained in its Annual Report on Form 10-K filed on March 23, 2022 with the United States Securities and Exchange Commission (the “SEC”).

•

Equillium’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months period ended June 30, 2022, as contained in its Quarterly Report on Form 10-Q filed on August 15, 2022 with the SEC.

•

Metacrine’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, as contained in its Annual Report on Form 10-K filed on March 30, 2022 with SEC.

•

Metacrine’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months period ended June 30, 2022, as contained in its Quarterly Report on Form 10-Q filed on August 9, 2022 with the SEC.

•	The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisitions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma Metacrine Acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Metacrine Acquisition or any integration costs. The unaudited pro forma condensed combined statements of operations and comprehensive loss do not reflect certain amounts resulting from the Metacrine Acquisition that were determined to be of a non-recurring nature.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The Company has accounted for the Metacrine Acquisition using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). The Company preliminarily determined that the Metacrine Acquisition constitutes an acquisition of assets instead of a business combination as substantially all of the fair value of the gross assets acquired was concentrated in a group of similar identifiable assets, and therefore, the Metacrine Acquisition was not considered a business combination.

After the closing of the Metacrine Acquisition, the Company will complete the valuations necessary to finalize the required purchase price allocation based upon the fair market values as of the actual closing date of the Metacrine Acquisition, at which time the final allocation of the purchase price will be determined. The pro forma financial information contained in this current report on Form 8-K to which this unaudited pro forma condensed combined financial information is attached as Exhibit 99.2 (the “Company 8-K”) is also based upon certain assumptions with respect to the amount of net cash to be received from Metracrine at closing and the number of shares of Equillium common stock to be issued to Metacrine at closing. Differences between preliminary estimates in the pro forma financial information presented herein and the final acquisition accounting will occur and could have a material impact on the pro forma financial information. In this regard, differences between those preliminary estimates and the actual net cash received from Metacrine at closing and the number of shares of Equillium common stock ultimately issued to Metacrine at closing would result in changes to various components of the unaudited pro forma condensed combined balance sheet, including cash and cash equivalents, common stock and additional paid-in capital, and various components of the unaudited pro forma condensed combined statements of operations, including in-process research and development expense, net loss per share and weighted-average shares used in computing net loss per share.

The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the condensed combined financial position or results of operations that would have been realized had the Acquisitions been completed as of the dates indicated above, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Metacrine Acquisition is completed. In addition, the accompanying unaudited pro forma condensed combined statements of operations and comprehensive loss do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring expenses and one-time transaction-related costs that may be incurred as a result of the Acquisitions.

Description of the Metacrine Acquisition

On September 6, 2022, Equillium, a Delaware corporation, entered into the Merger Agreement with Metacrine, a Delaware corporation, Equillium Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Equillium (“Acquisition Sub”), and Triumph Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquisition Sub (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Metacrine, and Metacrine will continue as the surviving corporation and an indirect, wholly owned subsidiary of Equillium (the “Merger”). In connection with the Merger, all of the issued and outstanding shares of common stock of Metacrine, par value $0.0001 per share (the “Shares”), will be cancelled and converted into the right to receive consideration per share consisting of (i) the exchange ratio (the “Exchange Ratio”) determined by dividing (x) (a) 125% of Metacrine’s net cash as of the closing of the Merger (the “Closing”) by (b) the price per share of common stock of Equillium, par value $0.0001 per share (“Equillium Common Stock”) determined based on the 10-day trading volume weighted average price per share of Equillium Common Stock calculated 10 trading days prior to the Closing date, provided that the price per share of Equillium Common Stock shall be no less than $2.70 and no more than $4.50 by (y) the aggregate fully diluted shares of Metacrine, plus (ii) any cash payable in lieu of fractional shares of Equillium’s Common Stock. As defined in the Merger Agreement, net cash consists of Metacrine’s cash and cash equivalents, deposits, prepaid expenses, and short-term investments, adjusted by certain factors including the full payoff amount of Metacrine’s existing term debt having an outstanding principal of $15 million. Net cash is estimated to be approximately $26.7 million at closing. In addition, Equillium has agreed to terms on an amended debt facility with Metacrine’s current lender, K2 HealthVentures LLC, whereby at closing Equillium would assume Metacrine’s existing loan, subject to certain modifications. Concurrent with the Metacrine Acquisition closing, Equillium intends to retire its existing debt facility with Oxford Finance LLC and SVB, which has an outstanding principal balance of $10 million as of June 30, 2022.

Consummation of the Merger is subject to certain closing conditions, including Metacrine’s net cash being no less than $23 million, the absence of certain legal impediments, the effectiveness of a registration statement on Form S-4 to be filed with the SEC, adoption of the Merger Agreement by the holders of a majority of Metacrine’s outstanding common stock at Metacrine’s stockholders’ meeting, and approval of the issuance of shares of Equillium Common Stock in the Merger by the holders of shares of Equillium common stock representing a majority of the votes cast at Equillium’s stockholders’ meeting.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2022

(In thousands)

Assets	Equillium, Inc.	Metacrine, Inc.	Pro Forma Adjustments	Notes	Equillium, Inc. Unaudited Pro Forma Combined
Current assets:
Cash and cash equivalents	$23,808	$45,348	$(6,508)	A
			(3,747)	B
			(10,600)	C
			(893)	B
			(150)	D	47,258
Short-term investments	33,754	10,182	—		43,936
Prepaid expenses and other current assets	2,920	3,611	—		6,531

Total current assets	60,482	59,141	(21,898)		97,725
Property and equipment, net	451	—	—		451
Operating lease right-of-use assets	1,418	—	—		1,418
Other assets	121	—	—		121

Total assets	$62,472	$59,141	$(21,898)		$99,715

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,091	$503	$—		$5,594
Accrued expenses	5,377	2,150	—		7,527
Current portion of operating lease liabilities	434	—	—		434
Current portion of long-term notes payable	4,286	—	(4,286)	C	—

Total current liabilities	15,188	2,653	(4,286)		13,555
Long-term notes payable	5,992	13,616	(5,992)	C
			1,384	D
			(150)	D
			(208)	D	14,642
Other non-current liabilities	—	1,388	(1,388)	D	—
Long-term operating lease liabilities	1,025	—	—		1,025

Total liabilities	22,205	17,657	(10,640)		29,222
Commitments and contingencies
Stockholders’ equity:
Common Stock	3	4	(4)	E
			1	H	4
Additional paid-in capital	201,936	243,595	(243,595)	E
			33,346	H
			208	D	235,490
Accumulated other comprehensive loss	(149)	(20)	20	E	(149)
Accumulated deficit	(161,523)	(202,095)	202,095	E
			(893)	B
			(322)	C
			(2,114)	I	(164,852)

Total stockholders’ equity	40,267	41,484	(11,258)		70,493

Total liabilities and stockholders’ equity	$62,472	$59,141	$(21,898)		$99,715

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2021

(In thousands, except share and per share data)

	Equillium, Inc. Historical December 31, 2021	Bioniz, Inc. Historical December 31, 2021	Pro Forma Adjustments (Acquisition of Bioniz)	Notes	Equillium, Inc. Unaudited Pro Forma Results (Adjusted for Acquisition of Bioniz)	Metacrine, Inc. Historical December 31, 2021	Pro Forma Adjustments (Acquisition of Metacrine)	Notes	Equillium, Inc. Unaudited Pro Forma Results Combined
Research and development	$26,379	$3,277	$—		$29,656	$45,474	$—		$75,130
Acquired in-process research and development	—	—	23,049	I	23,049	—	2,114	I	25,163
General and administrative	11,407	2,181	—		13,588	15,605	—		29,193

Total operating expenses	37,786	5,458	23,049		66,293	61,079	2,114		129,486

Loss from operations	(37,786)	(5,458)	(23,049)		(66,293)	(61,079)	(2,114)		(129,486)
Other expense, net:
Interest expense	(1,073)	—	—		(1,073)	(1,202)	1,073	F	(1,202)
Interest income	57				57	102	—		159
Other expense, net	(250)	14,997	(15,000)	G	(253)	(28)	—		(281)

Total other expense, net	(1,266)	14,997	(15,000)		(1,269)	(1,128)	1,073		(1,324)

Net loss	$(39,052)	$9,539	$(38,049)		$(67,562)	$(62,207)	$(1,041)		$(130,810)

Other comprehensive income, net:
Unrealized loss on available-for-sale securities, net	(59)	—	—		(59)	(6)	—		(65)
Foreign currency translation gain	218	—	—		218	—	—		218

Total other comprehensive income, net	159	—	—		159	(6)	—		153

Comprehensive loss	$(38,893)	$9,539	$(38,049)		$(67,403)	$(62,213)	$(1,041)		$(130,657)

Net loss per share, basic and diluted	$(1.36)				$(2.01)	$(2.29)			$(2.85)

Weighted-average number of common shares outstanding, basic and diluted	28,806,310		4,820,230	H	33,626,540	27,188,864	(14,838,231)	H	45,977,173

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Six Months Ended June 30, 2022

(In thousands, except share and per share data))

	Equillium, Inc. Historical June 30, 2022	Bioniz, Inc. Historical January 1- February 13, 2022	Pro Forma Adjustments (Acquisition of Bioniz)	Notes	Equillium, Inc. Unaudited Pro Forma Results (Adjusted for Acquisition of Bioniz)	Metacrine, Inc. Historical June 30, 2022	Pro Forma Adjustments (Acquisition of Metacrine)	Notes	Equillium, Inc. Unaudited Pro Forma Results Combined
Research and development	$20,251	$123			$20,374	$8,989			$29,363
Acquired in-process research and development	23,049		(23,049)	I	—				—
General and administrative	7,581	211	—		7,792	8,894			16,686
Restructuring charges	—	—	—		—	902			902
Gain from lease termination and asset sale	—	—	—		—	(508)			(508)

Total operating expenses	50,881	334	(23,049)		28,166	18,277	—		46,443

Loss from operations	(50,881)	(334)	23,049		(28,166)	(18,277)	—		(46,443)
Other expense, net:
Interest expense	(515)	—	—		(515)	(925)	515	F	(925)
Interest income	90	—	—		90	90	—		180
Other expense, net	(240)	—	—		(240)	(30)	—		(270)

Total other expense, net	(665)	—	—		(665)	(865)	515		(1,015)

Net loss	$(51,546)	$(334)	$23,049		$(28,831)	$(19,142)	$515		$(47,458)

Other comprehensive loss, net:
Unrealized loss on available-for-sale securities, net	(234)	—	—		(234)	(15)	—		(249)
Foreign currency translation gain	223	—	—		223	—	—		223

Total other comprehensive loss, net	(11)	—	—		(11)	(15)	—		(26)

Comprehensive loss	$(51,557)	$(334)	$23,049		$(28,842)	$(19,157)	$515		$(47,484)

Net loss per share, basic and diluted	$(1.56)				$(0.87)	$(0.45)			$(1.04)

Weighted-average number of common shares outstanding, basic and diluted	33,085,917				33,085,917	42,278,932	(29,928,299)	H	45,436,550

See notes to unaudited pro forma condensed combined financial statements

1.	Basis of presentation

The historical consolidated financial information of the Company has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Acquisitions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations and comprehensive loss, are expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the Acquisitions might have affected the historical financial statements. The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Equillium, Bioniz and Metacrine. The unaudited pro forma condensed combined financial information is presented as if the Metacrine Acquisition had been completed on June 30, 2022 with respect to the unaudited pro forma condensed combined balance sheet as of June 30, 2022 and as of January 1, 2021 with respect to the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2021 and the six month period ended June 30, 2022 for both the Acquisitions. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisitions, factually supportable and expected to have a continuing impact on the combined results.

Equillium’s combined financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). Metacrine’s and Bioniz’s financial information has been historically prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Metacrine Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Metacrine Acquisition. To the extent there are significant changes to the combined company’s business following completion of the Metacrine Acquisition, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

The Company has accounted for the Acquisitions using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). The Company determined that the Acquisitions constituted acquisitions of assets instead of business combinations as substantially all of the fair value of the gross assets acquired were concentrated in a group of similar identifiable assets, and therefore, the Acquisitions were not considered business combinations.

The Company has determined the Merger meets the definition of an acquisition of a business as defined in Rule 8-04 of Regulation S-X of the SEC. The accompanying unaudited pro forma condensed combined financial information was prepared for the purpose of complying with Rule 8-04 of Regulation S-X of the SEC and for inclusion in the Company’s filings with the SEC.

For purposes of estimating the fair value of assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Metacrine at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

2.	Accounting Policies

Following the execution of the Merger Agreement, the Company will conduct a review of accounting policies of Metacrine in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. The Company may identify differences among the accounting policies of the Company and Metacrine that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information. During the preparation of this unaudited pro forma condensed combined financial information, the Company was not aware of any material differences between accounting policies of the Company and Metacrine to conform to the Company’s financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies among the Company and Metacrine.

3.	Consideration Transferred

The calculation of the estimated preliminary purchase consideration is as follows:

Estimated equity consideration

In connection with the Merger, all of the issued and outstanding shares of common stock of Metacrine, par value $0.0001 per share (the “Shares”), will be cancelled and converted into the right to receive consideration per share consisting of (i) the exchange ratio (the “Exchange Ratio”) determined by dividing (x) (a) 125% of Metacrine’s net cash as of the closing of the Merger (the “Closing”) by (b) the price per share of common stock of Equillium, par value $0.0001 per share (the “Equillium Common Stock”) determined based on the 10 day trading volume weighted average price per share of Equillium Common Stock calculated 10 trading days prior to the Closing date, provided that the price per share of Equillium Common Stock shall be no less than $2.70 and no more than $4.50 by (y) the aggregate fully diluted shares of Metacrine, plus (ii) any cash payable in lieu of fractional shares of Equillium’s Common Stock.

Each of Metacrine’s stock options (the “Options”) that is outstanding as of immediately prior to the effectiveness of the Merger (the “Effective Time”) will (i), if held by a continuing employee or service provider, be substituted automatically into an Equillium option award to purchase the number of shares of Equillium Common Stock equal to the number of Shares subject to the Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) if the Option is held by a former employee, service provider or director of Metacrine, (x) to the extent unvested, be cancelled without the payment of any consideration and (y) to the extent vested, be cancelled and converted into a right to receive the number of shares of Equillium Common Stock equal to (1) the number of Shares subject to the Option immediately prior to the Effective time multiplied by the excess, if any, of Metacrine’s price per Share based on the 10 day trading volume weighted average price per Share calculated 10 trading days prior to the Closing date over the per share exercise price for the Shares underlying the Option immediately prior to the Effective Time (the “Metacrine Share Value”), divided by (2) the Metacrine Share Value multiplied by the Exchange Ratio.

Each of Metacrine’s restricted stock unit awards (the “RSUs”) that is outstanding as of immediately prior to the Effective Time will (i), if held by a continuing employee or service provider, whether vested or unvested, be substituted automatically into an Equillium restricted stock unit award with respect to a number of shares of Equillium Common Stock equal to the product obtained by multiplying the total number of Shares subject to the RSU immediately prior to the Effective Time by the Exchange Ratio, and (ii) if the RSU is held by a former employee, service provider or director of Metacrine, (x) to the extent unvested, be cancelled without the payment of any consideration and (y) to the extent vested, be cancelled and converted into a right to receive the number of shares of Equillium Common Stock equal to the product obtained by multiplying the total number of Shares subject to the RSU immediately prior to the Effective Time by the Exchange Ratio.

Each of Metacrine’s warrants (the “Warrants”) that is outstanding and unexercised immediately prior to the Effective Time will be automatically substituted into a warrant to purchase the number of shares of Equillium Common Stock equal to the product obtained by multiplying the number of Shares subject to the Warrant immediately prior to the Effective Time by the Exchange Ratio. Each Warrant will have an exercise price per share of Equillium Common Stock equal to exercise price per Share immediately prior to the Effective Time divided by the Exchange Ratio.

Estimated number of shares of the combined company to be owned by Metacrine stockholders	12,350,633
Multiplied by the assumed price per share of Equillium common stock (1)	$2.70

Estimated equity consideration	$33,346,709

(1)

Represents the floor price of the collar as Equillium’s stock price was trading below the floor as of September 26, 2022. The number of Equillium shares actually issued at closing will be based on the actual 10-day volume weighted average closing price of Equillium common stock calculated 10 trading days preceding the closing.

For illustrative purposes only, we have calculated the potential number of shares Equillium would issue in connection with the closing of the Metacrine Acquisition based on the assumptions and sensitivity analysis set forth herein.

Based on (1) an Upfront Merger Consideration of $33.3 million, which assumes that Metacrine’s net cash as of the closing of the Merger is $26.7 million (the “Assumed Net Cash”), and (2) an Equillium Stock Price of $2.70, which is also the floor Equillium Stock Price (the “Floor Price”), Equillium would issue 12,350,633 shares.

Keeping the Assumed Net Cash constant, a $0.25 increase from the Floor Price would decrease the number of shares Equillium issues at the Closing by 1,046,664. Keeping the Equillium Stock Price constant, a $1 million increase or decrease in the Assumed Net Cash would increase or decrease, respectively, the number of shares to be issued by Equillium by 462,963 shares. Keeping the Assumed Net Cash constant, and assuming an Equillium stock price of $4.50, which is also the ceiling Equillium Stock Price (the “Ceiling Price”), Equillium would issue 7,410,380 shares. Keeping the Assumed Net Cash constant, a $0.25 decrease from the Ceiling Price would increase the number of shares Equillium issues at the Closing by 435,904.

Fair value of the Metacrine outstanding stock options and restricted stock units

The estimated fair value of the outstanding Metacrine stock options and RSUs are included in the consideration transferred in accordance with ASC 805. Because no Metacrine employees will be continuing following closing, the outstanding Metacrine stock options and RSUs which are vested and in-the-money at the Effective Time will be exchanged into common stock of Equillium based on the Exchange Ratio, that common stock being an allocation of the total common stock issued as described above, with no incremental consideration attributed to those equity awards. There is no future service requirement. Any unvested option awards and RSUs of the employees will be cancelled at the Effective Time.

Fair value of warrants to be issued by Equillium to Metacrine warrant holders

Each of Metacrine’s warrants (the “Warrants”) that is outstanding and unexercised immediately prior to the Merger will be automatically substituted into a warrant to purchase the number of shares of Equillium Common Stock equal to the product obtained by multiplying the number of Shares subject to the Warrant immediately prior to the Merger by the Exchange Ratio. Each Warrant will have an exercise price per share of Equillium Common Stock equal to exercise price per Share immediately prior to the Effective Time divided by the Exchange Ratio. The fair value of the warrants to purchase common stock to be issued to the Metacrine debt holders will be allocated to the pro forma long-term notes payable balance.

The total estimated equity consideration was recorded to common stock at par ($0.0001 per share) and the remainder to additional paid-in capital.

Total estimated preliminary purchase consideration consists of the following:

Estimated equity consideration	$33,346,709
Estimated fair value of the outstanding Metacrine stock options and RSUs	$—
Estimated fair value of the outstanding Metacrine warrants	$—

Total estimated preliminary purchase consideration	$33,346,709

4.	Preliminary Purchase Price Allocation

The summary of the preliminary estimated purchase price allocation is as follows (in thousands):

Description	Fair Value
Assets acquired:
Cash	$45,275
Prepaid expenses and other current assets	3,611

Total assets acquired	48,886
Liabilities assumed:
Accounts payable	503
Accrued expenses	2,150
Debt	15,000

Total liabilities assumed	17,653
Net assets acquired	31,233
In-Process R&D	2,114

Adjusted value of assets acquired	$33,347

5.	Pro Forma Adjustments

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

(A)

Reflects expected use of $6.5 million of Metacrine’s cash-on-hand for costs related to the closing of the Metacrine Acquisition including costs directly attributable to the acquisition such as severance and directors and officers liability tail insurance.

(B)	To reduce cash based on the expected transaction costs, see Note 6.

(C)	To reflect the assumed payoff of the Equillium debt held with Oxford Finance and SVB along with a prepayment penalty fee of 1% of the outstanding principal as of June 30, 2022.

(D)

To reflect the assumption of a $15.0 million loan with K2 Health Ventures LLC payment of a $150,000 amendment fee and warrants issued with a fair value of approximately $0.2 million. Both the amendment fee and the fair value of the warrants are recorded as a debt discount, which is classified as a contra-liability against long-term notes payable.

(E)	To reflect the elimination of Metacrine’s historical equity accounts.

(F)	To eliminate the historical interest expense attributed to Equillium’s debt.

(G)	To reverse the income recognized under Bioniz during the year ended December 31, 2021 attributed to the termination of the Almirall option agreement which is considered to be a non-recurring item.

(H)

To reflect the unaudited pro forma condensed combined basic and diluted earnings per share for the periods presented that have been adjusted by the 4,820,230 shares of common stock issued in connection with the Bioniz acquisition and the estimated 12,350,633 shares of common stock to be issued in connection with the Metacrine acquisition, which are assumed outstanding for the year ended December 31, 2021 for pro forma purposes, and to reflect the fair value of the estimated preliminary purchase price consideration totaling $33.3 million as an increase to common stock and additional paid-in capital in the unaudited pro forma condensed combined balance sheet as of June 30, 2022.

(I)

To record the acquired in-process research and development in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021 for the Bioniz and Metacrine acquisitions as if they were completed on January 1, 2021 and to record the acquired in-process research and development in the unaudited pro forma condensed combined balance sheets as of June 30, 2022 as if the Metacrine acquisition were completed on June 30, 2022.

6.	Transaction Costs

The pro forma adjustment related to Merger costs of $4.6 million reflected in accumulated deficit consists of the estimated accrual to be incurred by Equillium and Metacrine in connection with the Merger which was not reflected in each of the historical consolidated balance sheets. Approximately $3.7 million of the estimated Merger costs is attributable to Metacrine, and approximately $0.9 million of the estimated Merger costs is attributable to Equillium.

These Merger-related costs are not expected to have a continuing impact on the results of the combined company. There were no material Merger-related costs included in the historical results of operations of Equillium or Metacrine requiring pro forma adjustment.